 Exhibit 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES B. G. HARTLEY RETIRES AS CEO
AND SAM DAWSON ELECTED AS NEW CEO
NASDAQ Global Select Market Symbol - "SBSI"

Tyler, Texas, (January 5, 2012)  The Board of Directors of Southside Bancshares, Inc. (NASDAQ: SBSI), today announced that Sam Dawson will become Chief Executive Officer of the Company effective January 5, 2012.  Current Chairman and Chief Executive Officer, B. G. Hartley, who served with distinction as Chief Executive Officer since the Company’s inception, will continue to serve as Chairman of the Board of Southside Bancshares, Inc. and of Southside Bank, and will continue to office at the bank’s headquarters.

Mr. Hartley said, “The Directors and I believe Sam is ideally suited to lead the Company.  He has a long track record with both the Company and Southside Bank, serving as President and Chief Operating Officer of the Company for 14 years.  Sam has a successful history of building outstanding teams and executing our business plans.  He has my unconditional support in this new role and I look forward to working closely with him in my continued role as Chairman.  We have a seasoned staff and management team and anticipate many great years to come.”

“Southside is home to incredibly talented people,” Dawson pointed out, “and as a result of Bill Hartley’s leadership, a valuable corporate culture is present.  Mr. Hartley came to Tyler in 1960 to open the bank’s door for business, and since that time Southside has grown into one of the premier financial institutions in Texas.  Because of his commitment,” Dawson continued, “Southside is positioned to take advantage of business opportunities available only to the soundest financial institutions.  We are excited about the bank’s future.”

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.2 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 48 banking centers in Texas and operates a network of 50 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as "expect," "estimate," "project," "anticipate," “appear,” "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality and earnings and certain market risk disclosures, including the impact of interest rate uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.